                                                                     Exhibit 1.1

                                                                                                   ONTARIO CORPORATION NUMBER
                                                                                                   MUMERO DE SOCIETE EN ONTARIO
                                                                                                           1217515

-----------------------------------------------------------------------------------------------------------------------------------
       Form 4                                              ARTICLES OF AMALGAMATION
      Business                                                 STATUS DE FUSION
    Corporations
        Act
                        1.  The name of the amalgamated corporation is:      Denomination sociale de la societe issue de la fusion:
                         -----------------------------------------------------------------------------------------------------------
     Formula 4             I  N  T  E  R  N  E  T     L  I  Q  U  I   D  A  T  O  R   S
     La sur les          -----------------------------------------------------------------------------------------------------------
     Societe               I  N  T  E  R  N  A  T  I  O  N  A  L    I  N  C .
     per actions         -----------------------------------------------------------------------------------------------------------
                        2.  The address of the registered office is:         Address du siege social:
                            5915 Airport Road, Suite 330
                            --------------------------------------------------------------------------------------------------------
                                       (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
                              (Rue et numero, ou numero de la R.r. et, s'il s'agit d'un edifice a bureau, numero du bureau)


                            Mississauga, Ontario                                                L 4  V  1  T  1
                            --------------------------------------------------------------------------------------------------------
                                         (Name of Municipality or Post Office)                   (Postal Code)
                                   (Nom de la municipalite ou du bureau de poste)                (Code postal)



                        3.  Number (or minimum and maximum) number of directors is:        Nombere (ou nombres minimal et maximal)
                                                                                           d'administrateurs:
                            Minimum of 3; Maximum of 10



                        4.  The director(s) is/are:                                        Administratuerus:


                               First name, initials and    Residence address, giving Street & No.                  Resident
                               surname                     or R.R. No., municipality and                           Canadian
                               Prenom, initiales et nom    postal code                                             State
                               de famile                   Address personelle, y compris la rue at                 Yes or
                                                           le numbero, le numero de la R.R.,                       No
                                                           le nom de la municipalite et la code postal             Resident
                                                                                                                   Canadien
                                                                                                                   Oui/non
                        ------------------------------------------------------------------------------------------------------------

                        Paul Godin                         175 Lloyd's Lane, Box 133, R.R. #2,                       Yes
                                                           Kettleby, Ontario LOG 1JO

                        Christopher Bulger                 63 Bowmore Road,                                          Yes
                                                           Toronto, Ontario M4L 3J1


                        Duncan Copeland                    862 Waterloo Street,                                      Yes
                                                           London, Ontario N6A 3W6

                        Jeffrey Lymburner                  99 Lake Promenade,                                        Yes
                                                           Etobicoke, Ontario M8W 1A2

                        Frank Clegg                        2365 Price John Boulevard,                                Yes
                                                           Mississauga, Ontario L5K 2J2


                (A)  _____amalgamation, corporations as required by        [  ]   (A)  _____ conformement au paragraphe 176(4) de
                subsection 176 (4) of the Business Corporation Act on the         la loi sur les societe par acions a la date
                date set out below                                                mentionee ci-dessous.

                                                               Check                    Cocher
                                                               A or                     A ou B


                (B)The amalgamation has been approved by the directors of   [X]   (B)  Les administrateurs de chaque societe qui
                each amalgamating corporation by a resolution as required by      fusions ont approuve la fusion par voie de
                section 177 of the Business Corporation Act on the date set       resolution conformement a l'article 177 de la loi
                out below.                                                        sur les societe par acions a la date mentionee
                The articles of amalgamation in substance contain the             ci-dessous.
                provisions of the articles of incorporation of:                   Les statuts de fusion reprennent essentiellment
                                                                                  les dispositions des status constituts de:

                INTERNET LIQUIDATORS INTERNATIONAL INC.


                --------------------------------------------------------------------------------------------------------------------
                and are more particularly set out in these              Et sont enonces textuellement aux presents statuts.
                articles.


                Names of amalgamating              Ontario Corporation Number                     Date of Adoption/Approval
                corporations                       Numero de la societe en Ontario                Date d'adoption ou d'approbation
                Denominations sociale des
                societes qui fusionnent
                --------------------------------------------------------------------------------------------------------------------


                 Internet Liquidators                       571083                               November 25, 1996
                 International Inc.

                 Internet Liquidators Inc.                  1145907                              November 25, 1996


5.  The classes and any maximum number                                  Catgegories et nombre maximal, si'l y a lieu, d'actions
    of shares that the corporation is authorized to issue:              que la societe est autorisee a emettre:

    An unlimited number of common shares and an unlimited number of Preference Shares, issuable in series.






    (i) the preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement on them of a Certificate of amendment in respect of them, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

   (ii) the preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of fees may also be given such other preferences, not inconsistent with these any se articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be fixed in accordance with clause (b)(i);

  (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate ratably in respect of such dividends and return of capital;

   (iv) the preference shares of any series may be voting shares, entitled to vote pari passu With the common shares at meetings of the common shareholders of e Corporation; and,

    (v) the preference shares of any series may be made convertible into common shares.

First Series - Series "A" 7% Cumulative Preference Shares
---------------------------------------------------------

1. creating an unlimited number of 7% cumulative preference shares with the following terms, rights, conditions and attributes:

    (i)  Liquidation- Dissolution or Winding-Up
         --------------------------------------

         In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs:

         (a) the holders of the 7% cumulative preference sham 'shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Redemption Amount (as hereinafter defined) of all of the shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common share or shares of any other class ranking junior to the shares. After payment to the holders of the shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation. The Redemption Amount is hereby defined as $10.00 per share and the aggregate Redemption Amount shall be $10.00 times the total amount of issued and outstanding 71/6 cumulative preference shares at such time as any one of the above defined events occurs.

   (ii)  Voting Rights
         -------------

         (a) the holders of the 71/6 cumulative preference shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation unless the meeting is called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof, in which case the holders of the 7% cumulative preference shares shall be entitled to receive notice of such meeting. The holders of the 7% cumulative preference shares shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except a meeting called to consider, or a resolution in writing in respect of, any amendment to these Articles in respect of which the holders of the 7% cumulative preference shares would be entitled to vote separately as a class pursuant to the Act.

  (iii)  Dividends
         ---------

         The holders of the 7% cumulative preference shares shall be entitled to receive out of the moneys of the Corporation, fixed, preferential, cumulative, cash dividends at the rate of SO. 70 per share per annum payable quarterly on dates to be fixed from time to time by the directors; such dividends shall accrue and be cumulative from the respective dates of issue of the 7% cumulative preference shares if the Corporation shall not have paid the said dividends in full on all of the 7% cumulative preference shares then issued and outstanding, such dividends on the unpaid amount thereof shall be paid on a subsequent date or dates in priority to dividends on any convertible preference shares and any shares of any other class ranking junior to the 7% cumulative preference shares; no dividend shall be declared or paid or set apart for the No cumulative preference shares and any shares of any other class ranking junior to the 7% cumulative preference shares then issued and outstanding until such dividends or the unpaid part thereof on all No cumulative preference shares then issued and outstanding shall have been declared or paid or provided for at the date of such declaration on payment or setting apart.

   (iv)  Redemption at the Option of the Holder
         --------------------------------------

         (a) A holder of 7% cumulative preference shares shall be entitled to require the Corporation to redeem at any time and from time to time upon giving notice as hereinafter provided, all or any number of the 7% cumulative preference shares registered in the name of such holder on the books of the Corporation at a redemption price per share of $10.00 and all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption (less the amount of any tax which the Corporation is required to and does withhold therefrom).

         (b) A holder of 7% cumulative preference shares exercising his option to have the Corporation redeem, shall give notice to the Corporation which notice shall set out the date on which the Corporation is to redeem which date shall not be less than 10 days nor more than 3 0 days from the ate of the notice and if the holder desires to have less than all the 7% cumulative preference shares registered in his name redeemed by the Corporation, the number of the holder's shares to be redeemed. The date on which the redemption at the option of the holder is to occur shall be the option redemption date. The holder of any 7% cumulative preference shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date.

         (c) Upon delivery to the Corporation of a share certificate or certificates representing the 7% cumulative preference shares which the holder desires to have the Corporation redeem, the Corporation shall on the option redemption date, to the extent permitted by applicable law, redeem such 7% cumulative preference shares by paying to the holder the redemption price therefor.

         (d) Upon payment of the redemption price of the 7% cumulative preference shares so redeemed by the Corporation, the holder thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

         (e) If the redemption by the Corporation on any option redemption date of all 7% cumulative preference shares to be redeemed on such date would be contrary to applicable law, the Corporation shall be obligated to redeem only the maximum number of 7% cumulative preference shares (rounded to the next lower multiple of 100 shares) which the Corporation determines it is then permitted to redeem., such redemptions to be made pro rata (disregarding fractions of shares) according to the number of 71/9 cumulative preference shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the 7% cumulative preference shares not redeemed by the Corporation and the Corporation shall redeem in the manner contemplated by paragraph (iv) on each dividend date thereafter the maximum number of such 71/6 cumulative preference shares as would then be not contrary to applicable law.

    (v)  Redemption at the Option of the Corporation
         -------------------------------------------

         (a) The Corporation may at its option at any time from the date of issue redeem all or from time to time any part of the outstanding 7% cumulative preference shares on payment to the holders thereof, for each share to be redeemed, an amount equal to $1. 0.00 and all unpaid cumulative dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of such redemption (less the amount of any tax which the Corporation is required to and does withhold tax therefrom).

         (b) Before redeeming any 7% cumulative preference shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the record of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the redemption price, the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding 7% cumulative preference shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro rata (disregarding fractions) according to the number of 7% cumulative preference shares held by each holder. In case a part only of the 7% cumulative preference shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption in a preference account with any chartered bank or trust company in Canada. named in the notice of redemption to be paid without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

No shareholder shall be entitled to sell, assign, transfer or otherwise dispose of any Preference Share or Shares without both:

         (a) the previous express sanction of the directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors of the Corporation or consented to by an instrument or instruments in writing signed by a majority of the directors; and

         (b)  the prior written consent of the Ontario Securities Commission.

6.  Other provisions, if any, are:                             Autres dispositions, s'il y a lieu:

None

7.  The statements required by subsection 178(2) of            Les declarations exigees aux termes du paragaphe 178(2) de la
    the Business Corporations Act are attached as              loi sur les societes par actions constituent l'annexe "A."
    Schedule "A".

8.  A copy of the amalgamation agreement or directors          Une copie de la convention de fusion ou les resolutions des
    resolutions (as the case may be) is/are attached as        adminstrateurs (selon le cas) constitue(nt) l'annexe "B."
    Schedule "B."

Name of the amalgamating corporations and signatures           Denomination socieale des societes qui fusionnent, signature et
and descriptions of office of their proper officers            fonction de leurs dirigeants requirement designees.


                                                               INTERNET LIQUIDATORS, INC.

INTERNET LIQUIDATORS INTERNATIONAL INC.


Per:                                                           Per:
    -----------------------------------                            -------------------------------------------
    Paul Godin, President                                          Paul Godin, President

                                  SCHEDULE "A"

                                   STATEMENT

                      IN THE MATTER OF THE AMALGAMATION OF
                    INTERNET LIQUIDATORS INTERNATIONAL INC.
                         AND INTERNET LIQUIDATORS INC.


The undersigned, PAUL GODIN, President of INTERNET LIQUIDATORS INTERNATIONAL INC. states that:

1.  there are reasonable grounds for believing that:

    (a) each of Internet Liquidators International In. and Internet Liquidators Inc. is and the amalgamated corporation will be able to pay its liabilities as they become due, and

    (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes of its shares

2. there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation; and

3. with respect to paragraphs 178 (2) (c) and (d) of the Business Corporations Act, 1990, no creditors have notified Internet Liquidators International Inc. that they object to the present amalgamation.

DATED the 7th day of January, 1997.


                                          --------------------------------
                                          Paul Godin

                                  SCHEDULE "A"

                                   STATEMENT

                      IN THE MATTER OF THE AMALGAMATION OF
                         INTERNET L.IQUIDATORS INC. AND
                    INTERNET LIQUIDATORS INTERNATIONAL INC.

The undersigned, PAUL GODIN, the President of INTERNET LIQUIDATORS INC. states that:

1.  there are reasonable grounds for believing that:

    (a) each of Internet Liquidators Inc. and Internet liquidators International fix., is and the amalgamated corporation will be able to pay its liabilities as they become due and

    (b) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes of its shares;

2. there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation; and

3. with respect to paragraphs 178 (2) (c) and (d) of the Business Corporations Act, 1990, no creditors have notified Internet Liquidators Inc. that they object to the present amalgamation.

     DATED the 7th day of January, 1997.


                                         ----------------------------------
                                         Paul Godin

                                  SCHEDULE "B"

           CERTIFIED COPY OF AN EXTRACT FROM THE MINUTES OF A MEETING
                           OF THE BOARD OF DIRECTORS
                                       OF
                    INTERNET LIQUIDATORS INTERNATIONAL INC.
                              (the "Corporation')

"Amalgamation with Internet Liquidators Inc.,
---------------------------------------------

               WHEREAS the Corporation wholly owns and has decided to amalgamate with Internet Liquidators Inc. pursuant to subsection (1) of Section 177 of the Business Corporations Act (Ontario);

               IT IS RESOLVED THAT:

1. The amalgamation of the Corporation and Internet Liquidators Inc. under the Business Corporations Act (Ontario), pursuant to subsection (1) of Section 177 thereof is approved;

2. The amalgamation shall become effective as of the opening of business on the date on which the Director, Companies Branch, endorses his certificate on the Articles of Amalgamation.

3. Upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all shares in the capital of Internet Liquidators Inc., including all shares which have been issued and are outstanding at the date hereof, shall be cancelled on the amalgamation without any repayment of capital in respect thereof;

4. Upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all shares in the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, be and the same are hereby converted on a one-for-one basis into shares of the amalgamated corporation;

5. The Articles of Amalgamation of the amalgamated corporation shall be the same as the Articles of Incorporation, as amended, of the Corporation;

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation;

7. No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation; and

8. Any officer or director of the Corporation is authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing. '

               CERTIFIED a true copy of a resolution passed at a Meeting of the Board of Directors of INTERNET UQUIDATORS INTERNATIONAL INC. held on the 25th day of November, 1996 and that such resolution is still in full force and effect, unamended,



                                         -------------------------------------
                                         Paul Godin, President

                                  SCHEDULE "B"

                               CERTIFIED COPY OF
                  AN EXTRACT FROM THE MINUTES OF  A MEETING OF
                           THE BOARD OF DIRECTORS OF
                           INTERNET LIQUIDATORS INC.
                              (the "Corporation')

"Amalgamation with Internet Liquidators International Inc.
---------------------------------------------------------

               WHEREAS the Corporation is a wholly-owned subsidiary of and has decided to amalgamate with Internet Liquidators International Inc. pursuant to subsection (1) of Section 177 of the Business Corporations Act (Ontario);

               IT IS RESOLVED THAT:

1. The amalgamation of the Corporation and Internet Liquidators International Inc. under the Business Corporations Act (Ontario), pursuant to subsection
    (1) of Section 177 thereof is approved;

2. The amalgamation shall become effective as of the opening of business on the date on which the Director, Companies Branch, endorses his certificate on the Articles of Amalgamation.

3. Upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all shares in the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, shall be cancelled on the amalgamation without any repayment of capital in respect thereof;

4. The Articles of Amalgamation of the amalgamated corporation shall be the same as the Articles of Incorporation of Internet Liquidators International Inc., as amended;

5. The by-laws of the amalgamated corporation shall be the same as the by-laws of Internet Liquidators International Inc.;

6. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

7. Any officer or director of the Corporation is authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

               CERTIFIED a true copy of a resolution passed at a Meeting of the Board of Directors of INTERNET LIQUIDATORS INC. held on the 25th day of November, 1996 and that such resolution is still in full force and effect, unamended,


                                         -------------------------------------
                                         Paul Godin, President


                                                                                                   ONTARIO CORPORATION NUMBER
                                                                                                   MUMERO DE SOCIETE EN ONTARIO
                                                                                                           1217515

       Form 3                                            ARTICLES OF AMENDMENT
      Business                                          STATUS DE MODIFICATION
    Corporations
        Act
                        1.  The present name of the corporation is:              Denomination sociale actuelle de la societe:
     Formula 3              I  N  T  E  R  N  E  T     L  I  Q  U  I  D  A  T  O  R   S
     La sur les
                      --------------------------------------------------------------------------------------------------------------
     Societe                I  N  T  E  R  N  A  T  I  O  N  A  L     I  N  C .
     per actions      --------------------------------------------------------------------------------------------------------------



                        2.  The name of the corporation is changed to (if       Nouvelle denomination sociale de la societe
                            applicable):                                        (s'il y a lieu):

Formula 3                   B I D   .   C O M    I N T E R N A T I O N A L
La sur les
                            I   N   C   .
Societe                   ----------------------------------------------------------------------------------------------------------
per actions




                        3.  Date of incorporation/amalgamation:                    Date de la constitution ou de la fusion:
                            1997 Jan 9

                        ------------------------------------------------------------------------------------------------------------
                                       (Year, Month, Day)                                            (annee, mois, jour)


                        4.  The articles of the corporation are amended as         Les statuts de la societe sont modifies de la
                            follows:                                               facon suivante:

                        To change the name of the Corporation to Bid.Com
                        International Inc.


                        To increase the allowable maximum number of directors from ten (10) to fifteen (15).


                        5.  The amendment has been duly authorized as              La modification a ete conformement aux articles
                            required by Sections 168 and 170 (as applicable) of    168 et 170 (selon de cas) de la loi sur les
                            the Business Corporation Act.                           societes par actions.


                        6.  The resolutions authorizing the amendment was          Les actionnaires (selon le cas) de la societe
                            approved by the shareholders (as applicable) of the    ont approuve la resolution autorisant la
                            corporation on:                                        modification le:



                        1998 Jun. 23
                        ------------------------------------------------------------------------------------------------------------
                                                              (Year, Month, Day)
                                                              (annee, mois, jour)

                        These articles are signed in              Les presents status sont signes en double exemplaire.
                        duplicate.









                                                                  INTERNET LIQUIDATORS
                                                                  INTERNATIONAL INC.
                                                                  ------------------------------------------------------------------
                                                                                         (Name of Corporation)
                                                                                   (Denomination sociale de la societe)



                                                                  By:
                                                                     --------------------------------------------------------------